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                                                                      EXHIBIT 11

                             UTILICORP UNITED INC.
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


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                                                                             For the Year Ended
                                                                                 December 31,
Line No.                                                                  1995      1994      1993
--------                                                                ----------------------------
          Earnings available for common shares:
(a)       Earnings available for common shares as reported                  77.7      91.4      79.5
(b)       Elimination of interest on convertible subordinated
            debenture, net of tax                                            .22       .55       .64
(c)       Elimination of dividends on cumulative
            convertible preference stock                                       -       .93      4.88
                                                                        ----------------------------

(d)       Fully Diluted Earnings Available                                  77.9      92.9      85.0
                                                                        ----------------------------
                                                                        ----------------------------

          Weighted average common shares outstanding:
(e)       Primary weighted average shares outstanding
             as reported                                                   45.08     43.97     40.74
(f)       Assumed conversion of convertible subordinated
             debenture                                                       .39       .55       .66
(g)       Assumed conversion of cumulative convertible
             preference shares                                                 -       .66      2.87
                                                                        ----------------------------

(h)       Fully diluted weighted average shares
             outstanding                                                   45.47     45.18     44.27
                                                                        ----------------------------
                                                                        ----------------------------
          Earnings Per Common Share:
             Primary (a/e)                                                 $1.72     $2.08     $1.95
             Fully Diluted (d/h)                                            1.71      2.06      1.92

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